Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 Number 333-111728) pertaining to Levitt Corporation Security Plus Plan of our report dated June 28, 2007 with respect to the financial statements and supplemental schedule of Levitt Corporation Security Plus Plan included in this Annual Report on Form 11-K as of December 31, 2005 and 2006 and for the year ended December 31, 2006.
/s/ Moore Stephens Lovelace, P.A.
Orlando, Florida
June 28, 2007

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